Exhibit 10.6

Commission Agreement

This Commission Agreement (“Agreement”), dated on lst April, 2022 (the “Effective Date”) is entered into between JM Manufacturing (HK) Limited, a Hong Kong Company with an address of Unit G, 4/F, Kaiser Estate Phase 2, 47-53 Man Yue Street, Hung Horn, Hong Kong (hereinafter referred to as the “Company”) and [redacted], a US Company with an address of [redacted] (hereinafter referred to as the “Sales”) (collectively refer to as the “Parties”).

NOW, THEREFORE, the Parties hereby agree as follow:

1.	Cooperation

This Agreement serves as authorization for the Sales to sell the product(s) on behalf of the Company. Sales agrees to sell the product(s) on behalf of the Company for a commission. The Parties agree that the prices of the product will be set by the Company, that the Company will obtain and provide the promotional materials (if any). The Cooperation Terms of this Agreement shall begin on the Effective Date and remains perpetual,

2.	Commission Structure

The Parties agree to the below Commission Structure. This Commission Structure may be revised at any time by the Company, by amending this Agreement and upon serving a written notice to Sales. The Sales shall earn a percentage of each sale as Commission based on the invoice amount as set out below. Commission shall be paid to Sales every six (6) months.

Customer	Commission Percentage
Five Below	[redacted]
Other US retailers	[redacted]

3.	Confidentiality

During the course of this Agreement, it may be necessary for the Company to share proprietary information, including trade secrets, industry knowledge, and other confidential information, to the Sales in order for the Sales to successfully sell the Product. The Sales will not share any of this proprietary information at any time. The Sales also will not use any of this proprietary information for the Sales’ personal benefit at any tune. This section remains in full force and effect even after termination of the Agreement by it’s natural termination or the early termination by either party.

4.	Termination

This Agreement may be terminated at any time by either Party upon written notice to the other party. The Company will be responsible for payment of all Commissions earned up to the date of termination.

Upon termination, the Sales shall return all the Company’s content, materials, and associated work product, if applicable, to the Company at its earliest convenience, but in no event beyond thirty (30) days after the date of termination.

5.	Representations and Warranties

Both Parties represent that they are fully authorized to enter into this Agreement. The performance and obligations of either Party will not violate or infringe upon the rights of any third-party or violate any other agreement between the Parties, individually, and any other person, organization, or business or any law or governmental regulation.

6.	Severability

In the event any provision of this Agreement is deemed invalid or unenforceable, in whole or in part, that part shall be severed from the remainder of the Agreement and all other provisions should continue in full force and effect as valid and enforceable.

7.	Governing Law and Dispute Resolution

This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region, without regard to its conflicts of law rules. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. The arbitration proceedings shall be conducted in English.

8.	Assignment

Sales may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of Company, and any attempted assignment by Sales in violation of this Section is void.

9.	Language

This Agreement is drafted in the English language. In the event that this Agreement is translated into any other languages, the English language version shall prevail. All nouns herein shall apply to both their singular or plural forms as the context may require.

10.	Entire Agreement and Modification

This Agreement constitutes the entire agreement between Company and Sales, and supersedes in its entirety any and all previous oral or written agreements, assurances, representations, communications and understandings existing between Company and Sales with respect to the subject matter hereof. This Agreement may only be amended or supplemented in writing that refers explicitly to this Agreement and is signed by duly authorized representatives of both Parties.

The Parties agree to the terms and conditions set forth above as demonstrated by their signatures as follows:

Company	Sales

JM Manufacturing (HK) Limited